Coopers & Lybrand L.L.P.
Coopers
& Lybrand                                           a professional services firm









                       Consent of Independent Accountants




To the Trustees of Scudder Cash Investment Trust:


We consent to the inclusion in Post-Effective Amendment No. 30 to the Registration Statement of Scudder Cash Investment Trust Fund on Form N-1A, of our report dated August 6, 1996 on our audit of the financial statements and financial highlights of the Scudder Cash Investment Trust Fund, which reports are included in the Annual Report to Shareholders for the year ended June 30, 1996, which is incorporated by reference in the Registration Statement.


We also consent to the reference to our Firm under the caption, "Experts."









                                                   /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts                              Coopers & Lybrand L.L.P.
October 16, 1996





Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.